UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2019

ORTHOFIX MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19961	98-1340767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3451 Plano Parkway Lewisville, Texas		75056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 937-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	OFIX	NASDAQ

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2019, the Board of Directors (the “Board”) of Orthofix Medical Inc. (the “Company”) accepted the retirement of Luke Faulstick, who informed the Board of his desire to retire as a director as of the Company’s 2019 annual meeting of shareholders (the “2019 Annual Meeting”). The date, time and place of the 2019 Annual Meeting is further described under Item 8.01 of this Current Report on Form 8-K. The Board expressed its gratitude to Mr. Faulstick for his years of service to the Company. Mr. Faulstick’s retirement as a director is not related to any disagreement with the Company or the Board regarding any matter related to the Company’s operations, policies or practices.

In connection with upcoming Mr. Faulstick’s retirement from the Board, the Board resolved to reduce the size of the Board from nine to eight directors, effective as of the 2019 Annual Meeting.

Item 8.01	Other Events.

On April 29, 2019, the Board resolved that the 2019 Annual Meeting will be held on June 10, 2019 at 11:00 a.m. Central Daylight Time at the Four Seasons Resort and Club Dallas at Las Colinas, 4150 North MacArthur Boulevard, Irving, Texas 75038.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix Medical Inc.
By:	/s/ Kimberley A. Elting
Kimberley A. Elting Chief Legal and Administrative Officer

Date: May 2, 2019